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                                  EXHIBIT 99.1

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                                 WESTERN BANCORP


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PRESS RELEASE
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Western Bancorp (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:         Julius G. Christensen
                  Executive Vice President,
                  General Counsel and Secretary
Phone:            949/863-2459
Fax:              949/757-5844

FOR IMMEDIATE RELEASE

WESTERN BANCORP AND FINANCIAL INSTITUTION PARTNERS, L.P. RESOLVE DISPUTE

July 13,1999

Western Bancorp announced today that it has resolved its differences with Financial Institution Partners, L.P. and Hovde Capital, Inc. on mutually acceptable terms as of June 30, 1999, and that the lawsuit captioned FINANCIAL INSTITUTION PARTNERS, L.P. AND HOVDE CAPITAL, INC. V. CALIFORNIA COMMERCIAL BANKSHARES, ET AL. has been dismissed. As a part of such resolution, the parties have agreed to make certain charitable contributions to support multiple sclerosis research.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements.






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